Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:                                                                                                                                                                                                        Media relations:
Gregg Haddad                                                                                                                                                                                                                Amy Knapp
813-865-1284                                                                                                                                                                                                                   813-290-6208
gregg.haddad@wellcare.com                                                                                                                                                                                      amy.knapp@wellcare.com

WELLCARE REPORTS ANNUAL AND FOURTH QUARTER 2009 RESULTS

Tampa, Florida (February 18, 2010) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the year and fourth quarter ended December 31, 2009.  As determined under generally accepted accounting principles (“GAAP”), the Company reported net income of $39.9 million, or $0.95 per diluted share, for the year 2009, compared with a net loss of $36.8 million, or $0.89 per diluted share, for the year 2008.  Adjusted net income for the year 2009 was $126.6 million, or $3.00 per diluted share, as compared with $133.2 million, or $3.17 per diluted share, for the year 2008.

Adjusted net income for 2009 was unfavorable to 2008 primarily due to the increase in the Medicaid segment medical benefits ratio (“MBR”) as a result of premium rate changes below medical cost trend and the addition of the Company’s Hawaii aged, blind, and disabled (“ABD”) program; the performance of Medicare Prescription Drug Plans (“PDPs”) and Medicare Advantage private fee-for-service plans; and significantly lower investment and other income.  Partially offsetting these unfavorable results were the performance of Medicare Advantage coordinated care plans; growth in membership and premium revenue in the Company’s Medicaid plans; and decreased selling, general, and administrative (“SG&A”) expense resulting mainly from lower sales and marketing costs and improved operating efficiencies.

“We accomplished a number of important objectives during 2009,” said Alec Cunningham, WellCare’s chief executive officer.  “From a financial perspective, 2010 will be a challenging year, as we absorb the impact of last year’s private fee-for-service plans withdrawal and the CMS marketing sanction.  Nevertheless, we are focused on our three longer-term priorities of improved health care quality and access, a competitive cost structure, and profitable growth through serving our members, government clients, and providers effectively.”

In addition to results determined under GAAP, net income and certain other operating results described in this news release have been adjusted for certain medical benefits and SG&A expenses, primarily related to previously disclosed government investigations, that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Highlights of Operations for the Fourth Quarter
As determined under GAAP, the Company reported net income of $11.1 million, or $0.26 per diluted share, for the fourth quarter 2009, compared with a net loss of $31.1 million, or $0.75 per diluted share, for the fourth quarter 2008.  Adjusted net income for the fourth quarter 2009 was $20.0 million, or $0.47 per diluted share, as compared with $27.8 million, or $0.66 per diluted share, for the fourth quarter 2008.

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

Adjusted net income for the fourth quarter 2009 was unfavorable to the fourth quarter 2008 primarily due to the increase in the Medicaid segment MBR as a result of premium rate changes below medical cost trend and the addition of the Hawaii ABD program, as well as the performance of Medicare PDPs and Medicare Advantage private fee-for-service plans.  Partially offsetting those factors were decreased SG&A expense, resulting mainly from lower sales and marketing costs, and the growth in membership and premium revenue in the Company’s Medicaid plans.

Membership as of December 31, 2009, decreased to 2.3 million compared with 2.5 million members as of December 31, 2008.  Medicaid segment membership increased 3.8% year-over-year to 1.3 million, driven by growth in several markets and the February 2009 addition of the Hawaii ABD program.  Year-over-year, Medicare Advantage membership decreased 8.5%, principally as a result of the CMS marketing sanction.  Medicare stand-alone PDP membership decreased 24.2% compared with December 31, 2008, due largely to 2009 bid results and, less significantly, the CMS sanction.

Premium revenue for the fourth quarter 2009 increased 1.6% year-over-year to $1.6 billion.  The growth is attributable to increased Medicaid plan premium revenue, offset in part by the decreases in Medicare Advantage and Medicare PDP premium revenue.

Investment and other income was $3 million in the fourth quarter 2009, a decrease of 56.0% year-over-year, primarily due to reduced market interest rates and, to a lesser extent, lower average investment and cash balances.

Medical benefits expense of $1.4 billion increased 5.6% from medical benefits expense in the fourth quarter of 2008.  The MBR was 85.4% in the fourth quarter 2009, compared with 82.2% in 2008.  The 320 basis point increase in the MBR was driven by the performance of the Medicaid segment, Medicare Advantage private fee-for-service plans, and Medicare PDPs.

SG&A expense as determined under GAAP was $211 million, a 13.1% decrease from $243 million in the fourth quarter of 2008.  Adjusted SG&A expense was $199 million in the fourth quarter of 2009, or 12.2% of total revenues, compared with $226 million, or 14.1% of total revenues, for the same period last year.  The decrease in adjusted SG&A expense resulted principally from lower sales and marketing costs, as well as improved operating efficiencies.

Cash Flow and Financial Condition Highlights
Net cash provided by operating activities as determined under GAAP was $58 million and $296 million for the years ended December 31, 2009 and 2008, respectively.  Net cash provided by operating activities, modified for the timing of receipts from and payments to the Company’s government clients, was $93 million and $280 million for the years ended December 31, 2009 and 2008, respectively.

As of December 31, 2009, unregulated cash and short-term investments were approximately $120 million.

Days in claims payable were 53 days as of December 31, 2009, compared with 56 days as of September 30, 2009, and 54 days as of December 31, 2008.

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

Financial Outlook
The Company is providing its financial outlook for the year ended December 31, 2010.
▪	Adjusted net income per diluted share is anticipated to be between $1.90 and $2.15.
▪	Premium revenue is expected to be between $5.25 and $5.40 billion.
▪	The Medicaid segment MBR is anticipated to be lower in 2010 than the 2009 MBR.
▪	The 2010 Medicare segment MBR also is expected to decrease from the 2009 MBR, driven by the withdrawal from Medicare Advantage private fee-for-service plans.
▪	The adjusted administrative expense ratio is expected to increase year-over-year.

Webcast
A discussion of WellCare’s annual and fourth quarter 2009 results will be webcast live on Thursday, February 18, 2010, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.3 million members nationwide as of December 31, 2009.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Our financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current projected financial outlook for 2010 and progress toward key initiatives such as increased reliability of the Company’s data and reporting and the management of costs.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended, Form 10-Q for the period ended September 30, 2009, and other filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Premium	$1,621,443	$1,596,371	$6,867,252	$6,483,070
Investment and other income	2,537	5,765	10,912	38,837
Total revenues	1,623,980	1,602,136	6,878,164	6,521,907

Expenses:
Medical benefits	1,385,247	1,311,962	5,862,457	5,530,216
Selling, general and administrative	211,210	243,088	892,940	933,418
Depreciation and amortization	5,789	5,561	23,336	21,324
Interest	2,566	2,610	6,411	11,780
Goodwill impairment	–	78,339	–	78,339
Total expenses	1,604,812	1,641,560	6,785,144	6,575,077

Income (loss) before income taxes	19,168	(39,424)	93,020	(53,170)
Income tax expense (benefit)	8,029	(8,335)	53,149	(16,337)
Net income (loss)	$11,139	$(31,089)	$39,871	$(36,833)

Net income (loss) per common share:
Basic	$0.27	$(0.75)	$0.95	$(0.89)
Diluted	$0.26	$(0.75)	$0.95	$(0.89)

Weighted average common shares outstanding:
Basic	41,977,007	41,614,728	41,823,497	41,396,116
Diluted	42,758,030	41,614,728	42,150,777	41,396,116

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Dec. 31, 2009	Dec. 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$1,158,131	$1,181,922
Investments	62,722	70,112
Premium and other receivables, net	285,808	215,525
Other receivables from government partners, net	–	825
Funds receivable for the benefit of members	77,851	86,542
Prepaid expenses and other current assets, net	104,079	129,490
Deferred income taxes	28,874	20,154
Total current assets	1,717,465	1,704,570
Property, equipment and capitalized software, net	61,785	66,588
Goodwill	111,131	111,131
Other intangible assets, net	12,961	14,493
Long term investments	51,710	54,972
Restricted investments	130,550	199,339
Deferred tax asset	18,745	23,263
Other assets	14,100	29,105
Total Assets	$2,118,447	$2,203,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$802,515	$766,179
Unearned premiums	90,496	81,197
Accounts payable	5,270	5,138
Other accrued expenses and liabilities	219,691	288,340
Current portion of amounts accrued related to investigation resolution	18,192	50,000
Other payables to government partners	38,147	8,100
Taxes payable	4,888	12,187
Debt	–	152,741
Other current liabilities	871	674
Total current liabilities	1,180,070	1,364,556
Amounts accrued related to investigation resolution	40,205	–
Other liabilities	17,272	33,076
Total liabilities	1,237,547	1,397,632
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,361,207 and 42,261,345 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively)	424	423
Paid-in capital	425,083	390,526
Retained earnings	458,512	418,641
Accumulated other comprehensive loss	(3,119)	(3,761)
Total stockholders’ equity	880,900	805,829
Total Liabilities and Stockholders’ Equity	$2,118,447	$2,203,461

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2009	2008
Cash from (used in) operating activities:
Net income (loss)	$39,871	$(36,833)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,336	21,324
Goodwill impairment	–	78,339
Equity-based compensation expense	44,149	38,614
Incremental tax benefit received from option exercises	–	(3,686)
Deferred taxes, net	(4,202)	(49,402)
Provision for doubtful receivables	1,945	27,313
Changes in operating accounts:
Premium and other receivables, net	(74,014)	70,513
Other receivables from government partners, net	(564)	(4,780)
Prepaid expenses and other current assets, net	28,586	(16,663)
Medical benefits payable	36,336	228,033
Unearned premiums	9,299	61,359
Accounts payable and other accrued expenses	(69,440)	(38,617)
Other payables to government partners	30,047	(110,913)
Amounts accrued related to investigation resolution	8,397	50,000
Taxes, net	(15,645)	20,179
Other, net	(176)	(38,513)
Net cash provided by operating activities	57,925	296,427
Cash from (used in) investing activities:
Purchases of investments	(16,115)	(135,607)
Proceeds from sales and maturities of investments	27,466	260,413
Purchases of restricted investments	(65,299)	(120,116)
Proceeds from maturities of restricted investments	133,665	10,274
Additions to property, equipment and capitalized software, net	(16,078)	(19,559)
Funds received for the benefit of members	–	(86,542)
Net cash provided by (used in) investing activities	63,639	(91,137)
Cash from (used in) financing activities:
Proceeds from option exercises and other	1,167	1,039
Purchase of treasury stock	(2,413)	(2,720)
Incremental tax benefit from option exercises	–	3,686
Payments on debt	(152,800)	(2,000)
Funds held for the benefit of members	8,691	(31,782)
Net cash used in financing activities	(145,355)	(31,777)
Cash and cash equivalents:
(Decrease) increase during the period	(23,791)	173,513
Balance at beginning of year	1,181,922	1,008,409
Balance at end of year	$1,158,131	$1,181,922

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$80,621	$53,911
Cash paid for interest	$2,642	$10,150
Non-cash additions to property, equipment and capitalized software	$923	$2,084

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of December 31,
	2009	2008
Membership by Program
Medicaid Membership
TANF	1,094,000	1,039,000
S-CHIP	163,000	164,000
SSI and ABD	79,000	75,000
FHP	13,000	22,000
Total Medicaid Membership	1,349,000	1,300,000

Medicare Membership
Medicare Advantage	225,000	246,000
Prescription Drug Plan (stand-alone)	747,000	986,000
Total Medicare Membership	972,000	1,232,000
Total Membership	2,321,000	2,532,000

Medicaid Membership by State
Florida	425,000	473,000
Georgia	546,000	483,000
Other states	378,000	344,000
Total Medicaid Membership	1,349,000	1,300,000

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SEGMENT AND LINE OF BUSINESS INFORMATION
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Premium revenue:
Medicaid:
Florida	$216,207	$244,796	$916,689	$978,709
Georgia	330,650	320,162	1,330,137	1,226,940
Other states	272,826	173,410	1,009,905	785,400
Total Medicaid	819,683	738,368	3,256,731	2,991,049

Medicare:
Medicare Advantage plans	632,521	641,786	2,775,442	2,436,226
Prescription Drug plans	169,239	216,217	835,079	1,055,795
Total Medicare	801,760	858,003	3,610,521	3,492,021
Total premium revenue	$1,621,443	$1,596,371	$6,867,252	$6,483,070

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations.  Following are statements of operations and related measures for the fourth quarters and years ended December 31, 2009 and 2008, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Quarter Ended December 31, 2009				Quarter Ended December 31, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,621,443	$–		$1,621,443	$1,596,371	$–		$1,596,371
Investment and other income	2,537	–		2,537	5,765	–		5,765
Total revenues	1,623,980	–		1,623,980	1,602,136	–		1,602,136

Expenses:
Medical benefits	1,385,247	–		1,385,247	1,311,962	–		1,311,962
Selling, general, and administrative	211,210	(11,815	(a) ) (b)	199,395	243,088	(16,692	(a) ) (b)	226,396
Depreciation and amortization	5,789	–		5,789	5,561	–		5,561
Interest	2,566	–		2,566	2,610	–		2,610
Goodwill impairment	–	–		–	78,339	(78,339	) (c)	–
Total expenses	1,604,812	(11,815)		1,592,997	1,641,560	(95,031)		1,546,529

Income (loss) before income taxes	19,168	11,815		30,983	(39,424)	95,031		55,607
Income tax expense (benefit)	8,029	2,989		11,018	(8,335)	36,112		27,777
Net income (loss)	$11,139	$8,826		$19,965	$(31,089)	$58,919		$27,830

Weighted average shares outstanding:
Basic	41,977,007	–		41,977,007	41,614,728	–		41,614,728
Diluted	42,758,030	–		42,758,030	41,614,728	281,894		41,896,622

Net income (loss) per share:
Basic	$0.27	$0.21		$0.48	$(0.75)	$1.42		$0.67
Diluted	$0.26	$0.21		$0.47	$(0.75)	$1.41		$0.66

Medical benefits ratio:
Medicaid	87.7%			87.7%	83.7%			83.7%
Medicare	83.1%			83.1%	80.9%			80.9%
Aggregate	85.4%			85.4%	82.2%			82.2%
Administrative expense ratio	13.0%	(0.7%	(a) ) (b)	12.3%	15.2%	(1.1%	(a) ) (b)	14.1%
Days in claims payable	53 days			53 days	54 days			54 days

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $11.8 million and $16.7 million before income taxes, respectively, in the quarters ended December 31, 2009 and 2008.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of $0.4 million before income taxes in the quarter ended December 31, 2009.

(c)
Goodwill impairment: As of December 31, 2008, the Company concluded that Goodwill associated with its Medicare reporting unit was impaired.  To reflect the impairment, in 2008 the Company recorded expense of approximately $78.3 million before income taxes.

Premium taxes were $10.9 million and $22.1 million for the quarters ended December 31, 2009 and 2008, respectively.

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Year Ended December 31, 2009				Year Ended December 31, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$6,867,252	$–		$6,867,252	$6,483,070	$–		$6,483,070
Investment and other income	10,912	–		10,912	38,837	–		38,837
Total revenues	6,878,164	–		6,878,164	6,521,907	–		6,521,907

Expenses:
Medical benefits	5,862,457	–		5,862,457	5,530,216	(92,900	) (a)	5,437,316
Selling, general, and administrative	892,940	(104,961	(b) ) (c)	787,979	933,418	(102,949	) (b)	830,469
Depreciation and amortization	23,336	–		23,336	21,324	–		21,324
Interest	6,411	–		6,411	11,780	–		11,780
Goodwill impairment	–	–		–	78,339	(78,339	) (d)	–
Total expenses	6,785,144	(104,961)		6,680,183	6,575,077	(274,188)		6,300,889

Income (loss) before income taxes	93,020	104,961		197,981	(53,170)	274,188		221,018
Income tax expense (benefit)	53,149	18,281		71,430	(16,337)	104,191		87,854
Net income (loss)	$39,871	$86,680		$126,551	$(36,833)	$169,997		$133,164

Weighted average shares outstanding:
Basic	41,823,497	–		41,823,497	41,396,116	–		41,396,116
Diluted	42,150,177	–		42,150,177	41,396,116	638,863		42,034,979

Net income (loss) per share:
Basic	$0.95	$2.08		$3.03	$(0.89)	$4.11		$3.22
Diluted	$0.95	$2.05		$3.00	$(0.89)	$4.06		$3.17

Medical benefits ratio:
Medicaid	86.3%			86.3%	84.8%	(1.3	%) (a)	83.5%
Medicare	84.5%			84.5%	85.7%	(1.5	%) (a)	84.2%
Aggregate	85.4%			85.4%	85.3%	(1.4	%) (a)	83.9%
Administrative expense ratio	13.0%	(1.5	(b) %) (c)	11.5%	14.3%	(1.6	%) (b)	12.7%
Days in claims payable	53 days			53 days	54 days			54 days

(a)
Medical benefits expense:  Medical benefits expense for the year ended December 31, 2008, was affected unfavorably by approximately $92.9 million before income taxes as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits expense for the year ended December 31, 2008, would have decreased by $92.9 million.

(b)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $44.3 million and $103.0 million before income taxes, respectively, in the years ended December 31, 2009 and 2008.

(c)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of $59.8 million before and after income taxes, and an expense of $0.9 million before income taxes, in the year ended December 31, 2009.

(d)
Goodwill impairment:  As of December 31, 2008, the Company concluded that goodwill associated with its Medicare reporting unit was impaired.  To reflect the impairment, in 2008 the Company recorded expense of approximately $78.3 million before income taxes.

Premium taxes were $91.0 million and $90.2 million for the years ended December 31, 2009 and 2008, respectively.

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Medical Benefits Ratios and Administrative Expense Ratio
to Medical Benefits Ratios and Administrative Expense Ratio Modified to Exclude Premium Taxes

The Company reports MBRs and administrative expense ratios on a non-GAAP basis to exclude premium taxes paid primarily on Medicaid managed care premium revenue.  The Company believes that MBRs and administrative expense ratios excluding premium taxes are useful measures for investors, as premium taxes are recorded as both revenue of and expense to the Company, and therefore do not affect the Company’s net income.

	GAAP	Adjustments (see pages 9 and 10)	Adjusted	Impact of Premium Taxes	Excluding Premium Taxes

	Quarter Ended December 31, 2009
Medical benefits ratio:
Medicaid	87.7%		87.7%	1.2%	88.9%
Medicare	83.1%		83.1%		83.1%
Aggregate	85.4%		85.4%	0.6%	86.0%

Administrative expense ratio	13.0%	(0.7%)	12.3%	(0.6%)	11.7%

	Quarter Ended December 31, 2008
Medical benefits ratio:
Medicaid	83.7%		83.7%	2.6%	86.3%
Medicare	80.9%		80.9%		80.9%
Aggregate	82.2%		82.2%	1.1%	83.3%

Administrative expense ratio	15.2%	(1.1%)	14.1%	(1.2%)	12.9%

	Year Ended December 31, 2009
Medical benefits ratio:
Medicaid	86.3%		86.3%	2.5%	88.8%
Medicare	84.5%		84.5%		84.5%
Aggregate	85.4%		85.4%	1.1%	86.5%

Administrative expense ratio	13.0%	(1.5%)	11.5%	(1.2%)	10.3%

	Year Ended December 31, 2008
Medical benefits ratio:
Medicaid	84.8%	(1.3%)	83.5%	2.6%	86.1%
Medicare	85.7%	(1.5%)	84.2%		84.2%
Aggregate	85.3%	(1.4%)	83.9%	1.2%	85.1%

Administrative expense ratio	14.3%	(1.6%)	12.7%	(1.2%)	11.5%

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WCG Reports Annual and Fourth Quarter 2009 Results

February 18, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Net Cash Provided by Operating Activities Modified
for the Timing of Receipts from and Payments to Government Clients
(Dollars in thousands)

The Company reports cash provided by operating activities on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

	Year Ended December 31,
	2009	2008
Net cash provided by operating activities, as reported under GAAP	$57,925	$296,427
Modifications to eliminate changes in:
Premium and other receivables, net	74,014	(70,513)
Other receivables from government partners, net	564	4,780
Unearned premiums	(9,299)	(61,359)
Other payables to government partners	(30,047)	110,913
Net cash provided by operating activities, modified for the timing of receipts from and payments to government clients	$93,157	$280,248

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